Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Vitality Biopharma, Inc.

We have issued our report dated January 7, 2019, with respect to the financial statements of The Control Center, Inc. as of September 30, 2018 and 2017 and for the years then ended included in Current Report on Form 8-K/A of Vitality Biopharma, Inc. dated January 7, 2019. We consent to the incorporation by reference of said report in the Registration Statements of Vitality Biopharma, Inc. on Form S-8 (No. 333 -181048 and No. 333-192398).

/s/ WEINBERG & COMPANY, P.A.

Los Angeles, California
January 7, 2019